                              EXTENSION OF LEASE


This Indenture, made this 7th day of December, 1995 by and between Lutheran Brotherhood, a Minnesota corporation (hereinafter called "Landlord") and ADC Telecommunications, Inc., a Minnesota corporation, (hereinafter called "Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain lease agreement, dated August 21, 1990, as amended by that certain First Amendment to Lease Agreement dated October 26, 1990, (hereinafter called the "Lease") under which Landlord demised to Tenant the premises commonly known as 5900 Clearwater Drive, Minnetonka Corporate Center (hereinafter, the "Leased Premises"); and

WHEREAS, the initial term of said Lease is scheduled to expire by lapse of time on August 31, 1996; and

WHEREAS, Landlord and Tenant hereby wish to extend the term of said Lease; and

WHEREAS, Landlord and Tenant have agreed upon the terms and conditions governing said extension;

NOW, THEREFORE, in consideration of the premises, the payments to be made hereunder and the covenants and agreements herein undertaken to be kept and performed, it is agreed as follows:

1. The term of the Lease is hereby extended for a period of five (5) years commencing on the last day of the initial term of the Lease and expiring on the 31st day of August, 2001, (hereinafter, the "Extension Period") unless the Lease shall sooner terminate as provided therein.

2. For years 1 (l) through three (3) of the Extension Period, Tenant shall pay to Landlord, as Base Rent, over and above the other and additional payments to be made by Tenant for the Leased Premises, the annual sum of Three Hundred Seventy Eight Thousand, Six Hundred Twelve and No/100 Dollars ($37~,612.00) payable monthly in advance on the first day of each and every calendar month in installments of Thirty One Thousand Five Hundred Fifty One and No/100 Dollars ($31,551.00), and for years four (4) through five (5) of the Extension Period, the annual sum of Four Hundred Sixteen Thousand, Seven Hundred Sixty and No/100 Dollars ($416,760.00) payable monthly in advance on the first day of each and every calendar month in installments of Thirty Four Thousand Seven Hundred Thirty and No/l 00 Dollars ($34,730.00) all at the place and in the manner as provided for within the Lease.

3. It is understood and agreed that Tenant will continue to be responsible for 100% of the Leased Premises' annual real estate tax and insurance expense as defined in the Lease and that Tenant will have no further options to extend the Lease. Except as herein specifically amended, all other terms, covenants and conditions of the Lease shall remain in full force and effect, and the same are hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed the within Agreement as of the day and year first above written.

LANDLORD:

Lutheran Brotherhood
a Minnesota corporation


  /s/ Clifford W. Habeck
------------------------------------
By:   Clifford W. Habeck
Its:  AVP

TENANT:

ADC Telecommunications, Inc.


  /s/ Robert E. Switz
------------------------------------
By:   Robert E. Switz
Its:  VP and CFO


                                       2